Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-291814, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931, 333-33972, 333-37634, 333-84498, 333-108063, 333-115892, 333-146821, 333-159600, 333-168547, 333-188732, 333-255825) and on Form S-3 (No. 333-282748) of Omnicom Group Inc. of our report dated February 20, 2025 relating to the financial statements of The Interpublic Group of Companies, Inc., which appears in this Current Report on Form 8-K of Omnicom Group Inc.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 26, 2025